UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: August 5, 2009

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

31365 Oak Crest Drive, Suite 200

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry Into a Material Definitive Agreement

On August 5, 2009, LTC Properties, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with KeyBanc Capital Markets Inc.  Under the terms of the Agreement, the Company may issue and sell, from time to time, up to $75,000,000 in aggregate offering price of the Company’s common shares, par value $0.01 per share (the “Shares”) through KeyBanc Capital Markets Inc. acting as sales agent and/or as principal.

Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions at market prices, in block transactions, or as otherwise agreed between the Company and KeyBanc Capital Markets Inc. Under the terms of the Agreement, KeyBanc Capital Markets Inc. will use its reasonable efforts to sell the Shares, as instructed by us.  The Company will pay KeyBanc Capital Markets Inc. a commission equal to 2.25% of the gross sales price of all Shares sold through it as agent under the Agreement.  Under the terms of the Agreement, we also may sell Shares to KeyBanc Capital Markets Inc. as principal for its own account at a price agreed upon in writing at the time of sale.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference; the description of the material terms of the Agreement is qualified in its entirety by reference to that exhibit.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

1.1                                 Equity Distribution Agreement, dated August 5, 2009, between LTC Properties, Inc. and KeyBanc Capital Markets Inc.

5.1                                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the Common Stock being registered

8.1                                 Opinion of Reed Smith LLP regarding certain tax matters

23.1                           Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

23.2                           Consent of Reed Smith LLP (contained in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: August 5, 2009	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President